Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place ● Suite 200 ● Wakefield, Massachusetts 01880 ● (781) 557-1300 ● www.fspreit.com

Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

Third Quarter 2020 Results

Wakefield, MA—November 3, 2020—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE American:  FSP), a real estate investment trust (REIT), announced its results for the third quarter ended September 30, 2020.

George J. Carter, Chairman and Chief Executive Officer, commented as follows:

“After slower-second quarter 2020 leasing results primarily due to the emergence of the COVID-19 pandemic and its negative effects on economic activity, the pace of third quarter leasing in FSP’s property portfolio improved with approximately 282,000 square feet in total leasing, of which approximately 181,000 square feet was with new tenants.  Prior to the emergence of the COVID-19 pandemic, we were confident that the company was well positioned for new tenant absorption, increasing occupancy levels and higher rental rates during 2020, allowing us the potential to start realizing the longer-term value-add property proposition that was such an integral part of the strategy of recasting our portfolio.

We currently have approximately 240,000 square feet of potential net absorption over the next three to six months, consisting of new prospects for approximately 180,000 square feet and tenant expansions for approximately 60,000 square feet.

For the full third quarter of 2020, we collected approximately 98% of contracted rent and as of October 31, 2020 we have collected approximately 98% of October rents.  However, at this time, we are not able to predict whether and to what extent our level of rental receipts may change in future months.  Consequently, we are continuing suspension of Net Income and Funds From Operations (“FFO”) guidance and will not be providing additional guidance until such time as we have a better understanding of the duration of the COVID-19 pandemic and its impact on our business and the businesses of our tenants.

At this time, we believe the bulk of our tenants will be financially able to weather the COVID-19 pandemic and the inherent value of our property portfolio and our own financial resources and balance sheet flexibility will continue to see us through this difficult time.  We believe that we will then be well positioned to resume the strong leasing activity that occurred in 2018, 2019 and the first quarter of 2020.”

Financial Highlights

●	Net loss was $1.7 million, or $0.02 per basic and diluted share, for the third quarter ended September 30, 2020.
●	FFO was $20.4 million, or $0.19 per basic and diluted share, for the third quarter ended September 30, 2020.
●	Adjusted Funds From Operations (AFFO) was $3.5 million or $0.03 per basic and diluted share, for the third quarter ended September 30, 2020.
●	As of September 30, 2020, we had $570 million available on our revolving line of credit.
●	Our debt is entirely unsecured and we have no debt maturities until November 30, 2021.

COVID-19 Pandemic Update

FSP remains committed to the health and safety of its employees, tenants, vendors and visitors and will continue to implement recommended guidelines for social distancing and other safety protocols at our properties and corporate headquarters.

●	We have implemented working from home policies for FSP employees.
●	All of our properties remain open for business.
●	As of October 31, 2020, we had collected approximately 98% of rental receipts due in October 2020. Due to the high level of uncertainty related to the COVID-19 pandemic, we are unable to predict the level of rental receipts in future months.
●	During the past approximately 7 months, we have received rent relief requests from some of our tenants. The majority of these requests for relief have been in the form of potential rent deferrals for varying lengths of time. To date, we have been in discussions with tenants regarding potential rent deferrals representing approximately 1% to 2% of annualized rents. We will continue to review each request for rent relief on a case by case basis. Where prudent, we may grant deferrals and, in some instances, seek extended lease terms. We are unable to predict the outcomes of these ongoing negotiations, the amount of the rent relief packages, if any, and ultimate recovery of any deferred amounts.

Leasing Update

●	During the quarter ended September 30, 2020, we leased approximately 282,000 square feet, of which approximately 181,000 square feet was with new tenants. During the nine months ended September 30, 2020, we leased approximately 606,000 square feet, of which approximately 347,000 square feet was with new tenants. During the year ended December 31, 2019, we leased approximately 1,417,000 square feet, of which approximately 534,000 square feet was with new tenants.
●	Our directly owned real estate portfolio of 35 owned properties (including our 3 redevelopment properties) totaling approximately 9.9 million square feet was approximately 84.3% leased as of September 30, 2020, compared to approximately 83.3% leased as of June 30, 2020.
●	On September 14, 2020, we announced that we entered into a lease agreement with a new tenant with an initial term of 16 years for approximately 94,000 square feet, approximately 23,000 square feet of which is at our property known as 121 South Eighth Street in Minneapolis, Minnesota and approximately 71,000 square feet of which is at our property known as 801 Marquette in Minneapolis, Minnesota. Together with leases signed previously, 801 Marquette was approximately 91.8% leased as of September 30, 2020.
●	On September 24, 2020, we announced that we entered into a lease agreement with a new tenant with an initial term of 7 years for approximately 28,000 square feet, or 43.9% of the rentable square feet at our property known as Forest Park, in Charlotte, North Carolina. Together with leases signed previously, Forest Park was approximately 78.4% leased as of September 30, 2020.
●	Despite delays caused by COVID-19, we currently have approximately 240,000 square feet of potential net absorption over the next three to six months, consisting of new prospects for 180,000 square feet and tenant expansions for 60,000 square feet.
●	Lease expirations for the remainder of 2020 are approximately 78,000 square feet, or approximately 0.8% of our owned portfolio.
●	The weighted average GAAP base rent per square foot achieved on leasing activity during the nine months ended September 30, 2020 was $29.61, or 11.8% higher than average rents in the respective properties as applicable compared to the year ended December 31, 2019. The average lease term on leases in the nine months ended September 30, 2020, shortened to 7.8 years compared to 8.3 years for the full year of 2019. Overall the portfolio weighted average rent per occupied square foot increased to $29.92 as of September 30, 2020 from $29.88 as of December 31, 2019.

Dividend Update

On October 9, 2020, the Company announced that its Board of Directors declared a regular quarterly cash dividend for the three months ended September 30, 2020 of $0.09 per share of common stock that will be paid on November 12, 2020 to stockholders of record on October 23, 2020.

Non-GAAP Financial Information

A reconciliation of Net income to FFO, AFFO and Sequential Same Store NOI and our definitions of FFO, AFFO and Sequential Same Store NOI can be found on Supplementary Schedules H and I.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned and managed real estate portfolio as of September 30, 2020.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.fspreit.com.

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.fspreit.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for November 4, 2020 at 11:00 a.m. (ET) to discuss the third quarter 2020 results. To access the call, please dial 1-800-464-8240. Internationally, the call may be accessed by dialing 1-412-902-6521. To access the call from Canada, please dial 1-866-605-3852. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.fspreit.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on infill and central business district (CBD) office properties in the U.S. Sunbelt and Mountain West, as well as select opportunistic markets.  FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.fspreit.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements, such as our ability to lease space in the future, value creation/enhancement in future periods and expectations for growth and leasing activities in future periods that are based on current judgments and current knowledge of management and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, adverse changes in general economic or local market conditions, including as a result of the COVID-19 pandemic and other potential infectious disease outbreaks and terrorist attacks or other acts of violence, which may negatively affect the markets in which we and our tenants operate, increasing interest rates, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, adverse changes in energy prices, which if sustained, could negatively impact occupancy and rental rates in the markets in which we own properties, including energy-influenced markets such as Dallas, Denver and Houston, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, delays in construction schedules, unanticipated increases in construction costs, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission, including without limitation, the “Risk Factors” set forth in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, acquisitions, dispositions, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Reconciliation and Definitions of Funds From Operations (FFO) and Adjusted
Funds From Operations (AFFO)	H
Reconciliation and Definition of Sequential Same Store results to Property Net
Operating Income (NOI) and Net Loss	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Statements of Operations

(Unaudited)

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2020	2019	2020	2019

Revenue:
Rental	$61,834	$68,108	$184,799	$196,952
Related party revenue:
Management fees and interest income from loans	400	426	1,208	3,100
Other	13	5	31	16
Total revenue	62,247	68,539	186,038	200,068

Expenses:
Real estate operating expenses	16,730	18,041	49,498	52,883
Real estate taxes and insurance	12,279	12,505	36,348	37,408
Depreciation and amortization	22,076	22,559	66,659	67,913
General and administrative	3,817	3,886	11,159	11,097
Interest	8,953	9,036	26,996	27,775
Total expenses	63,855	66,027	190,660	197,076

Income (loss) before taxes on income	(1,608)	2,512	(4,622)	2,992
Tax expense on income	71	113	203	165
Net income (loss)	$(1,679)	$2,399	$(4,825)	$2,827

Weighted average number of shares outstanding, basic and diluted	107,328	107,231	107,295	107,231

Net income (loss) per share, basic and diluted	$(0.02)	$0.02	$(0.04)	$0.03

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
(in thousands, except share and par value amounts)	2020	2019
Assets:
Real estate assets:
Land	$191,578	$191,578
Buildings and improvements	1,983,979	1,924,664
Fixtures and equipment	12,714	11,665
	2,188,271	2,127,907
Less accumulated depreciation	538,622	490,697
Real estate assets, net	1,649,649	1,637,210
Acquired real estate leases, less accumulated amortization of $60,561 and $60,749, respectively	31,011	40,704
Cash, cash equivalents and restricted cash	4,840	9,790
Tenant rent receivables	4,007	3,851
Straight-line rent receivable	71,033	66,881
Prepaid expenses and other assets	6,538	7,246
Related party mortgage loan receivables	21,000	21,000
Other assets: derivative asset	—	3,022
Office computers and furniture, net of accumulated depreciation of $1,426 and $1,362, respectively	178	183
Deferred leasing commissions, net of accumulated amortization of $32,547 and $28,114, respectively	51,765	52,767
Total assets	$1,840,021	$1,842,654

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$30,000	$—
Term loans payable, less unamortized financing costs of $3,137 and $4,267, respectively	766,863	765,733
Series A & Series B Senior Notes, less unamortized financing costs of $863 and $985, respectively	199,137	199,015
Accounts payable and accrued expenses	69,905	66,658
Accrued compensation	3,634	3,400
Tenant security deposits	9,435	9,346
Lease liability	1,627	1,890
Other liabilities: derivative liabilities	20,157	7,704
Acquired unfavorable real estate leases, less accumulated amortization of $4,911 and $4,676, respectively	1,798	2,512
Total liabilities	1,102,556	1,056,258

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 107,328,199 and 107,269,201 shares issued and outstanding, respectively	11	11
Additional paid-in capital	1,357,131	1,356,794
Accumulated other comprehensive loss	(20,157)	(4,682)
Accumulated distributions in excess of accumulated earnings	(599,520)	(565,727)
Total stockholders’ equity	737,465	786,396
Total liabilities and stockholders’ equity	$1,840,021	$1,842,654

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the
	Nine Months Ended
	September 30,
(in thousands)	2020	2019
Cash flows from operating activities:
Net income (loss)	$(4,825)	$2,827
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	68,859	70,072
Amortization of above and below market leases	(234)	(305)
Shares issued as compensation	337	—
Decrease in allowance for doubtful accounts and write-off of accounts receivable	(13)	(69)
Changes in operating assets and liabilities:
Tenant rent receivables	(143)	(403)
Straight-line rents	(2,636)	(6,950)
Lease acquisition costs	(1,516)	(3,155)
Prepaid expenses and other assets	(504)	1,261
Accounts payable and accrued expenses	2,527	2,849
Accrued compensation	234	726
Tenant security deposits	89	2,689
Payment of deferred leasing commissions	(6,168)	(9,485)
Net cash provided by operating activities	56,007	60,057
Cash flows from investing activities:
Property improvements, fixtures and equipment	(61,989)	(47,905)
Repayment of related party mortgage loan receivable	—	(2,400)
Investment in related party mortgage loan receivable	—	51,795
Proceeds received from liquidating trust	—	1,470
Net cash provided by (used in) investing activities	(61,989)	2,960
Cash flows from financing activities:
Distributions to stockholders	(28,968)	(28,953)
Borrowings under bank note payable	85,000	45,000
Repayments of bank note payable	(55,000)	(70,000)
Deferred financing costs	—	(82)
Net cash provided by (used in) financing activities	1,032	(54,035)
Net increase (decrease) in cash, cash equivalents and restricted cash	(4,950)	8,982
Cash, cash equivalents and restricted cash, beginning of year	9,790	11,177
Cash, cash equivalents and restricted cash, end of period	$4,840	$20,159

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2020	78,358	0.8%
2021	808,890	8.2%
2022	1,179,221	11.9%
2023	661,959	6.7%
2024	874,968	8.8%
Thereafter (2)	6,312,275	63.6%
	9,915,671	100.0%

(1)	Percentages are determined based upon total square footage.
(2)	Includes 1,375,970 square feet of vacancies at our operating properties and 182,710 square feet of vacancies at our redevelopment properties as of September 30, 2020. We define redevelopment properties as properties being developed, redeveloped or where redevelopment is complete, but are in lease-up and that are not stabilized.

(dollars & square feet in 000's)	As of September 30, 2020 (a)
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Colorado	6	$557,824	33.8%	2,620	26.4%
Texas	9	342,752	20.8%	2,420	24.4%
Georgia	5	322,465	19.6%	1,967	19.8%
Minnesota	3	121,048	7.3%	757	7.6%
Virginia	4	84,538	5.1%	685	6.9%
North Carolina	2	49,763	3.0%	324	3.3%
Missouri	2	43,316	2.6%	352	3.5%
Illinois	2	46,949	2.9%	372	3.8%
Florida	1	51,598	3.1%	213	2.2%
Indiana	1	29,396	1.8%	206	2.1%
Total	35	$1,649,649	100.0%	9,916	100.0%

(a)	Includes investment in our redevelopment properties. We define redevelopment properties as properties being developed, redeveloped or where redevelopment is complete, but are in lease-up and that are not stabilized.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

				Nine Months
(in thousands)	For the Three Months Ended			Ended
	31-Mar-20	30-Jun-20	30-Sep-20	30-Sep-20
Tenant improvements	$10,716	$13,531	$8,022	$32,269
Deferred leasing costs	2,730	603	2,033	5,366
Non-investment capex	4,527	6,581	6,373	17,481
	$17,973	$20,715	$16,428	$55,116

	For the Three Months Ended				Year Ended
	31-Mar-19	30-Jun-19	30-Sep-19	31-Dec-19	31-Dec-19
Tenant improvements	$8,318	$10,169	$7,890	$15,874	$42,251
Deferred leasing costs	4,239	3,666	1,286	3,164	12,355
Non-investment capex	2,413	4,049	3,968	6,304	16,734
	$14,970	$17,884	$13,144	$25,342	$71,340

Square foot & leased percentages	September 30,	December 31,
	2020	2019
Operating Properties:
Number of properties	32	32
Square feet	9,526,822	9,504,634
Leased percentage	85.6%	87.6%

Redevelopment Properties (a):
Number of properties	3	3
Square feet	388,849	405,215
Leased percentage	53.0%	50.3%

Total Owned Properties:
Number of properties	35	35
Square feet	9,915,671	9,909,849
Leased percentage	84.3%	86.1%

Managed Properties - Single Asset REITs (SARs):
Number of properties	2	2
Square feet	348,545	348,545

Total Operating, Redevelopment and Managed Properties:
Number of properties	37	37
Square feet	10,264,216	10,258,394

(a)	We define redevelopment properties as properties being developed, redeveloped or where redevelopment is complete, but are in lease-up and that are not stabilized.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					Second		Third
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	30-Jun-20	Leased (2)	30-Sep-20	Leased (2)

1	FOREST PARK (3)	Charlotte, NC	64,198	35.6%	35.6%	78.4%	49.9%
2	MEADOW POINT	Chantilly, VA	138,537	70.3%	70.3%	70.3%	70.3%
3	TIMBERLAKE	Chesterfield, MO	234,496	95.7%	95.7%	95.7%	95.7%
4	TIMBERLAKE EAST	Chesterfield, MO	117,036	100.0%	100.0%	100.0%	100.0%
5	NORTHWEST POINT	Elk Grove Village, IL	177,095	100.0%	100.0%	100.0%	100.0%
6	PARK TEN	Houston, TX	157,460	71.7%	71.7%	71.7%	71.7%
7	PARK TEN PHASE II	Houston, TX	156,746	95.0%	95.0%	95.0%	95.0%
8	GREENWOOD PLAZA	Englewood, CO	196,236	100.0%	100.0%	100.0%	100.0%
9	ADDISON	Addison, TX	289,325	79.4%	79.4%	83.7%	84.6%
10	COLLINS CROSSING	Richardson, TX	300,887	79.7%	79.7%	83.5%	83.5%
11	INNSBROOK	Glen Allen, VA	298,183	57.2%	57.2%	57.2%	57.2%
12	RIVER CROSSING	Indianapolis, IN	205,729	98.5%	98.5%	100.0%	99.0%
13	LIBERTY PLAZA	Addison, TX	216,906	73.7%	73.6%	75.1%	74.2%
14	380 INTERLOCKEN	Broomfield, CO	240,359	73.1%	73.1%	73.1%	73.1%
15	390 INTERLOCKEN	Broomfield, CO	241,512	98.2%	99.0%	99.4%	99.0%
16	BLUE LAGOON (3)	Miami, FL	213,182	73.1%	73.1%	73.1%	73.1%
17	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
18	ONE OVERTON PARK	Atlanta, GA	387,267	93.3%	93.3%	93.3%	93.3%
19	LOUDOUN TECH	Dulles, VA	136,658	98.9%	98.9%	98.9%	98.9%
20	4807 STONECROFT (3)	Chantilly, VA	111,469	0.0%	0.0%	0.0%	0.0%
21	121 SOUTH EIGHTH ST	Minneapolis, MN	297,209	86.4%	91.2%	92.7%	87.4%
22	801 MARQUETTE AVE	Minneapolis, MN	129,821	37.0%	37.0%	91.8%	55.2%
23	EMPEROR BOULEVARD	Durham, NC	259,531	100.0%	100.0%	100.0%	100.0%
24	LEGACY TENNYSON CTR	Plano, TX	207,049	100.0%	100.0%	100.0%	100.0%
25	ONE LEGACY	Plano, TX	214,110	52.9%	52.9%	56.4%	55.2%
26	909 DAVIS	Evanston, IL	195,098	93.3%	93.3%	93.3%	93.3%
27	ONE RAVINIA DRIVE	Atlanta, GA	386,602	87.9%	87.9%	88.5%	87.7%
28	TWO RAVINIA	Atlanta, GA	411,047	69.5%	69.4%	69.2%	69.3%
29	WESTCHASE I & II	Houston, TX	629,025	55.6%	55.5%	56.3%	55.6%
30	1999 BROADWAY	Denver, CO	677,539	85.6%	85.6%	84.8%	85.3%
31	999 PEACHTREE	Atlanta, GA	621,946	90.9%	90.9%	86.5%	86.7%
32	1001 17TH STREET	Denver, CO	655,420	97.7%	98.0%	96.8%	97.0%
33	PLAZA SEVEN	Minneapolis, MN	330,096	88.8%	89.0%	91.9%	91.3%
34	PERSHING PLAZA	Atlanta, GA	160,145	98.9%	98.9%	98.9%	98.9%
35	600 17TH STREET	Denver, CO	609,353	92.9%	91.6%	87.1%	87.6%
	OWNED PORTFOLIO		9,915,671	83.3%	83.4%	84.3%	83.4%

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the three months during the quarter.
(3)	We define redevelopment properties as properties being developed, redeveloped or where redevelopment is complete, but are in lease-up and that are not stabilized.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on total square feet:

As of September 30, 2020

			% of
	Tenant	Sq Ft	Portfolio
1	IQVIA Holdings Inc.	259,531	2.6%
2	CITGO Petroleum Corporation	248,399	2.5%
3	Ovintiv USA Inc.	234,495	2.4%
4	US Government	226,140	2.3%
5	Centene Management Company, LLC	216,879	2.2%
6	Eversheds Sutherland (US) LLP	179,868	1.8%
7	EOG Resources, Inc.	169,167	1.7%
8	The Vail Corporation	164,636	1.7%
9	Lennar Homes, LLC	155,808	1.6%
10	T-Mobile South, LLC dba T-Mobile	151,792	1.5%
11	Citicorp Credit Services, Inc.	146,260	1.5%
12	Jones Day	140,342	1.4%
13	Worldventures Holdings, LLC	129,998	1.3%
14	Kaiser Foundation Health Plan	120,979	1.2%
15	Argo Data Resource Corporation	114,200	1.1%
16	Giesecke & Devrient America	112,110	1.1%
17	Randstad General Partner (US)	109,638	1.1%
18	VMWare, Inc.	100,853	1.0%
19	Deluxe Corporation	94,302	1.0%
20	Ping Identity Corp.	89,856	0.9%
	Total	3,165,253	31.9%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Reconciliation and Definitions of Funds From Operations (“FFO”) and

Adjusted Funds From Operations (“AFFO”)

A reconciliation of Net income to FFO and AFFO is shown below and a definition of FFO and AFFO is provided on Supplementary Schedule I.  Management believes FFO and AFFO are used broadly throughout the real estate investment trust (REIT) industry as measurements of performance.   The Company has included the National Association of Real Estate Investment Trusts (NAREIT) FFO definition as of May 17, 2016 in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO and AFFO may not be comparable to FFO or AFFO reported by other REITs or real estate companies that define FFO or AFFO differently.

Reconciliation of Net Income to FFO and AFFO:	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2020	2019	2020	2019
Net income (loss)	$(1,679)	$2,399	$(4,825)	$2,827
Depreciation & amortization	21,989	22,448	66,424	67,609
NAREIT FFO	20,310	24,847	61,599	70,436
Lease Acquisition costs	136	61	333	351
Funds From Operations (FFO)	$20,446	$24,908	$61,932	$70,787

Funds From Operations (FFO)	$20,446	$24,908	$61,932	$70,787
Amortization of deferred financing costs	727	720	2,201	2,157
Shares issued as compensation	—	—	337	—
Straight-line rent	(1,293)	(2,120)	(2,636)	(6,949)
Tenant improvements	(8,022)	(7,890)	(32,269)	(26,377)
Leasing commissions	(2,033)	(1,286)	(5,366)	(9,191)
Non-investment capex	(6,373)	(3,968)	(17,481)	(10,430)
Adjusted Funds From Operations (AFFO)	$3,452	$10,364	$6,718	$19,997

Per Share Data
EPS	$(0.02)	$0.02	$(0.04)	$0.03
FFO	$0.19	$0.23	$0.58	$0.66
AFFO	$0.03	$0.10	$0.06	$0.19

Weighted average shares (basic and diluted)	107,328	107,231	107,295	107,231

Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders.  The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness, acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and the National Association of Real Estate Investment Trusts, or NAREIT, may define this term in a different manner.  We have included the NAREIT FFO as of May 17, 2016 in the table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Adjusted Funds From Operations (“AFFO”)

The Company also evaluates performance based on Adjusted Funds From Operations, which we refer to as AFFO.  The Company defines AFFO as (1) FFO, (2) excluding our proportionate share of FFO and including distributions received, from non-consolidated REITs, (3) excluding the effect of straight-line rent, (4) plus the amortization of deferred financing costs, (5) plus the value of shares issued as compensation and (6) less recurring capital expenditures that are generally for maintenance of properties, which we call non-investment capex or are second generation capital expenditures.  Second generation costs include re-tenanting space after a tenant vacates, which include tenant improvements and leasing commissions.

We exclude development/redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We also exclude first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned for at acquisition.

AFFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define this term in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Reconciliation and Definition of Sequential Same Store results to property Net Operating Income (NOI) and Net Income

Net Operating Income (“NOI”)

The Company provides property performance based on Net Operating Income, which we refer to as NOI.  Management believes that investors are interested in this information.  NOI is a non-GAAP financial measure that the Company defines as net income or loss (the most directly comparable GAAP financial measure) plus general and administrative expenses, depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, interest expense, less equity in earnings of nonconsolidated REITs, interest income, management fee income, hedge ineffectiveness, gains or losses on the sale of assets and excludes non-property specific income and expenses. The information presented includes footnotes and the data is shown by region with properties owned in the periods presented, which we call Sequential Same Store.  The comparative Sequential Same Store results include properties held for the periods presented and exclude our redevelopment properties.  We also exclude properties that have been placed in service, but that do not have operating activity for all periods presented, dispositions and significant nonrecurring income such as bankruptcy settlements and lease termination fees.  NOI, as defined by the Company, may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income or loss as an indication of our performance or to cash flows as a measure of the Company’s liquidity or its ability to make distributions.  The calculations of NOI and Sequential Same Store are shown in the following table:

	Rentable
	Square Feet	Three Months Ended	Three Months Ended	Inc	%
(in thousands)	or RSF	30-Sep-20	30-Jun-20	(Dec)	Change
Region
East	833	$2,425	$3,019	$(594)	(19.7)%
MidWest	1,557	5,068	5,089	(21)	(0.4)%
South	4,387	13,619	13,025	594	4.6%
West	2,620	10,976	11,211	(235)	(2.1)%
Property NOI* from Operating Properties	9,397	32,088	32,344	(256)	(0.8)%
Dispositions and Redevelopment Properties (a)	519	109	(148)	257	0.8%
NOI*	9,916	$32,197	$32,196	$1	0.0%

Sequential Same Store		$32,088	$32,344	$(256)	(0.8)%

Less Nonrecurring
Items in NOI* (b)		351	810	(459)	1.4%

Comparative
Sequential Same Store		$31,737	$31,534	$203	0.6%

	Three Months Ended	Three Months Ended
Reconciliation to Net income	30-Sep-20	30-Jun-20
Net loss	$(1,679)	$(2,075)
Add (deduct):
Management fee income	(484)	(446)
Depreciation and amortization	22,076	22,245
Amortization of above/below market leases	(86)	(75)
General and administrative	3,817	3,817
Interest expense	8,953	8,980
Interest income	(386)	(381)
Non-property specific items, net	(14)	131

NOI*	$32,197	$32,196

(a)	We define redevelopment properties as properties being developed, redeveloped or where redevelopment is complete, but are in lease-up and that are not stabilized. We also include properties that have been placed in service, but that do not have operating activity for all periods presented.
(b)	Nonrecurring Items in NOI include proceeds from bankruptcies, lease termination fees or other significant nonrecurring income or expenses, which may affect comparability.

*Excludes NOI from investments in and interest income from secured loans to non-consolidated REITs.